Exhibit 10.1

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GOVERNO DO ESTADO DE RONDÔNIA

Superintendência Estadual de Desenvolvimento Econômico e Infraestrutura - SEDI

Ofício nº 755/2018/SEDI-GAB

May 25th, 2018

Pacific Software Inc.

34145 Pacific Coast Highway

Dana Point, CA 92629

Attn: Mr. Peter J. Pizzino - President & Dr. Wang-Chan Wong - Technical Advisor

Subject : Letter of Interest of Traded Brazilian Delegation to China and Trade Platform Technology.

On behalf of the Government of the Rondônia, we are pleased to participate in a possible visit to China to discuss Trade Relations between Brazilian exporters and Chinese importers with emphasis on Agricultural Products, such as Beef, Pork, Soy Beans, and more. We understand that Pacific Software Inc.´s team will help organize, with local partners and agencies there, to coordinate the acceptable dates, city and agenda in the near future.

In addition, we would like to discuss further the Trade Platform with E-Commerce Technology your team has proposed to help better promote and transact trade to China. We would like to complete this assessment with our other regional leaders and representatives on a video conference call, before your upcoming visit.

We look forward to further discussion and planning for your visit.

Yours Respectfully

BASILIO LEANDRO DE OLIVEIRA

Superintendent of Development

Referência: Caso responda este Ofício, indicar expressamente o Processo nº 0041.177524/2018-49 SEI nº 2023922